UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________________
FORM 8-K
 ________________________
Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 5, 2017

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LKQ CORPORATION
(Exact name of registrant as specified in its charter)

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Delaware	000-50404	36-4215970
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
500 West Madison Street, Suite 2800 Chicago, IL		60661
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code: (312) 621-1950
N/A
(Former name or former address, if changed since last report)

 ________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (c), (e) On September 5, 2017, the Board of Directors of LKQ Corporation (the “Company”) approved the appointment of Varun Laroyia as our Executive Vice President and Chief Financial Officer, effective October 1, 2017. Also effective October 1, 2017, Dominick Zarcone, the Company's Chief Executive Officer, will no longer be acting as the Company's principal financial officer. Mr. Laroyia has been the Chief Financial Officer of CBRE’s Global Workplace Solutions ("GWS") business since 2015, following CBRE’s acquisition of the GWS business from Johnson Controls Inc. (“JCI”), where he was the Chief Financial Officer and Vice President of Information Technology since 2013. CBRE's GWS business is a multi-billion dollar full service real estate outsourcing firm with 40,000 employees in 50 countries. From 2006 to 2013, Mr. Laroyia held various positions at JCI including Group Vice President of Global Audit and Vice President of Finance and Administration for its Building Efficiency business across Europe and Africa. From 2000 to 2006, Mr. Laroyia held various positions at Gateway, Inc., including Vice President and Controller based in the U.S. and Finance Director for the United Kingdom and Ireland. Prior to Gateway, he was with General Electric in the U.S. and then GE Capital in London where he served as a Manager of European Corporate Development. Mr. Laroyia started his career at KPMG in London. He is 45 years old.

Mr. Laroyia’s compensation will be as follows: 2017 annual base salary of $500,000; a guaranteed bonus for 2017 equal to $350,000 and threshold, target and maximum potential bonus percentages thereafter of 35%, 50% and 110%, respectively, of base salary under the Company’s Management Incentive Plan; threshold, target and maximum potential payout percentages under the Company’s Long Term Incentive Plan for the performance period commencing as of January 1, 2017 and ending on December 31, 2019 of 36%, 71% and 142%, respectively, of base salary at December 31, 2019; a sign-on incentive grant of restricted stock units (“Sign-on RSUs”) under the Company’s 1998 Equity Incentive Plan ("EIP") with a value equal to $1,900,000 as of his start date (currently scheduled for October 2, 2017) with a vesting schedule of 13.33% of the Sign-on RSUs every six months for three years and 5.0% of the Sign-on RSUs every six months thereafter, and otherwise subject to the terms and conditions of the EIP except that if Mr. Laroyia is terminated without cause, all unvested Sign-on RSUs shall immediately vest; an anticipated grant in January 2018 of performance-based restricted stock units ("PB RSUs") with a value of approximately $1,177,000 and with other terms and conditions consistent with the PB RSUs granted to other executive officers; a relocation allowance of up to $25,000; and participation in the Company's health and welfare benefit plans and retirement savings plans. Mr. Laroyia will be covered by the Company’s Severance Policy for Key Executives. The Company will also enter into with Mr. Laroyia the Company's standard Change of Control Agreement and Indemnification Agreement for executive officers. This summary does not purport to be complete and is subject to and qualified in its entirety by reference to Mr. Laroyia’s offer letter, which is filed as Exhibit 10.1 to this report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description of Exhibit
10.1	Offer Letter to Varun Laroyia dated September 5, 2017

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: September 6, 2017

LKQ CORPORATION

By:	/s/ Victor M. Casini
Victor M. Casini
Senior Vice President and General Counsel